                                                                  Exhibit 10.7
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                                                                EXECUTION COPY

                              @ENTERTAINMENT, INC.
                            (a Delaware corporation)

            45,000 Shares of Series A Cumulative Preference Stock and
                   45,000 Warrants to Purchase an Aggregate of
                        4,950,000 Shares of Common Stock

                               PURCHASE AGREEMENT

Dated: January 22, 1999


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

                                Table of Contents

PURCHASE AGREEMENT                                                             6
      SECTION 1. Representations and Warranties                                8
            (a) Representations and Warranties by the Company                  8
                  (i) Similar Offerings                                        8
                  (ii) Preference Offering Memorandum                          8
                  (iii) Independent Accountants                                8
                  (iv) Financial Statements                                    9
                  (v) No Material Adverse Change in Business                   9
                  (vi) Good Standing of the Company                            9
                  (vii) Corporate Standing of Designated Subsidiaries          9
                  (viii) Restrictions on Payments of Dividends                10
                  (ix) Capitalization                                         10
                  (x) Authorization of Agreement                              11
                  (xi) Authorization of the Preference Registration Rights
                  Agreement                                                   11
                  (xii) Authorization of the Certificate of
                  Designation and the Preference Shares                       11
                  (xiii) Authorization of the Preference Warrant
                  Agreement                                                   11
                  (xiv) Authorization of the Preference Warrants              12
                  (xv) Authorization of the Preference Warrant Shares         12
                  (xvi) Authorization of the Preference Warrant
                  Registration Rights Agreement                               12
                  (xvii) Authorization of the Indenture                       12
                  (xviii) Authorization of the Notes                          13
                  (xix) Authorization of the Note Registration Rights
                  Agreement                                                   13
                  (xx) Authorization of the Note Warrant Agreement            13
                  (xxi) Authorization of the Note Warrant Registration
                  Rights Agreement                                            14
                  (xxii) Description of the Preference Registration
                  Rights Agreement, the Preference Warrant
                  Registration Rights Agreement, the Preference
                  Shares, the Preference Warrants, the Common Stock,
                  the Preference Warrant Agreement, the Chase
                  Securities, the Note Securities, and the Note
                  Agreements                                                  14
                  (xxiii) Absence of Defaults and Conflicts                   14
                  (xxiv) Absence of Labor Dispute                             15
                  (xxv) Absence of Proceedings                                15
                  (xxvi) Possession of Intellectual Property                  16
                  (xxvii) Absence of Further Requirements                     16
                  (xxviii) Possession of Licenses and Permits                 17
                  (xxix) No Additional Documents                              17
                  (xxx) Management Agreements                                 17
                  (xxxi) Title to Property                                    18
                  (xxxii) Tax Returns                                         18
                  (xxxiii) Environmental Laws                                 18
                  (xxxiv) Investment Company Act                              19
                  (xxxv) Internal Controls                                    19
                  (xxxvi) Taxes on Subsidiary Indebtedness                    19


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                  (xxxvii) Insurance                                          20
                  (xxxviii) Rule 144A Eligibility                             20
                  (xxxix) No General Solicitation                             20
                  (xl) No Registration Required                               20
                  (xli) Reporting Company                                     20
                  (xlii) Funds                                                20
                  (xliii) Subscribers                                         21
      (b) Officers' Certificates                                              21
SECTION 2. Sale and Delivery to the Purchaser; Closing                        21
      (a) Preference Securities                                               21
      (b) Payment                                                             21
      (c) Qualified Institutional Buyer                                       21
      (d) Denominations; Registration                                         21
SECTION 3. Covenants of the Company                                           21
      (a) Preference Offering Memorandum                                      22
      (b) Notice and Effect of Material Events                                22
      (c) Reserved.                                                           22
      (d) Reserved.                                                           22
      (e) Reserved.                                                           22
      (f) DTC and PORTAL                                                      22
      (g) Use of Proceeds                                                     22
      (h) Reserved.                                                           22
SECTION 4. Payment of Expenses                                                22
      (a) Expenses                                                            22
      (b) Termination of Agreement                                            23
SECTION 5. Conditions of the Purchaser's Obligations                          23
      (a) Opinions of Counsel for the Company                                 23
      (b) Opinion of United States Counsel for the Purchaser                  23
      (c) Opinion of Polish Counsel for the Purchaser                         23
      (d) Officers' Certificate                                               24
      (e) Accountants' Comfort Letter                                         24
      (f) Bring-down Comfort Letter                                           24
      (g) Consummation of Sale of Chase Securities and Note Securities        24
      (h) PORTAL                                                              24
      (i) Additional Documents                                                24
      (j) Execution of Agreements                                             25
      (k) Termination of Agreement                                            25
SECTION 6. Subsequent Offers and Resales of the Preference Securities         25
      (a) Offer and Sale Procedures                                           25
            (i) Offers and Sales only to Qualified Institutional Buyers       25
            (ii) No General Solicitation                                      25
            (iii) Purchases by Non-Bank Fiduciaries                           25
            (iv) Subsequent Purchaser Notification                            25


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            (v) Restrictions on Transfer                                      26
      (b) Covenants of the Company                                            26
            (i) Due Diligence                                                 26
            (ii) Integration                                                  26
            (iii) Rule 144A Information                                       27
            (iv) Restriction on Repurchases                                   27
      (c) Resale Pursuant to Rule 144A                                        27
      (d) Offers and Sales in Poland and The Netherlands                      27
      (e) Offers and Sales in the United Kingdom                              28
      (f) Representation and Warranty of the Purchaser                        28
SECTION 7. Indemnification                                                    29
      (a)   Indemnification of the Purchaser                                  29
      (b)   Indemnification of the Company, Directors and Officers            29
      (c)   Actions Against Parties; Notification                             30
      (d)   Settlement Without Consent if Failure to Reimburse                30
SECTION 8. Contribution                                                       30
SECTION 9. Representations, Warranties and Agreements to Survive Delivery     32
SECTION 10. Termination of Agreement                                          32
      (a)   Termination; General                                              32
      (b)   Liabilities                                                       32
SECTION 11. Notices                                                           33
SECTION 12. Parties                                                           33
SECTION 13. GOVERNING LAW AND TIME                                            33
SECTION 14. Effect of Headings                                                33
SECTION 15. Counterparts                                                      33

      EXHIBITS

      Exhibit A - Form of Certificate of Designation ....................... A-1
      Exhibit B - Form of Preference Warrant Agreement ..................... B-1
      Exhibit C - Form of Preference Registration Rights Agreement ......... C-1
      Exhibit D - Form of Preference Warrant Registration Rights Agreement . D-1 Exhibit E - Form of United States Law Opinion of Company's Counsel ... E-1
      Exhibit F - Form of Polish Law Opinion of Company's Counsel .......... F-1
      Exhibit G - Form of Opinion of Company's Dutch Counsel ............... G-1
      Exhibit H - Form of Opinion of Company's English Counsel ............. H-1


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                              @ENTERTAINMENT, INC.
                            (a Delaware corporation)

            45,000 Shares of Series A Cumulative Preference Stock and
                   45,000 Warrants to Purchase an Aggregate of
                        4,950,000 Shares of Common Stock

                               PURCHASE AGREEMENT

                                                                January 22, 1999

Morgan Grenfell Private Equity Limited,
on behalf of
Morgan Grenfell Development Capital Syndication Limited
23 Great Winchester Street
London EC2P 2AX
Great Britain

Ladies and Gentlemen:

      @Entertainment, Inc., a Delaware corporation (the "Company"), confirms its agreement with Morgan Grenfell Private Equity Limited ("Morgan Grenfell" or the "Purchaser"), with respect to the issue and sale by the Company and the purchase by the Purchaser of 45,000 of the Company's Series A Cumulative Preference Shares (the "Preference Shares") and 45,000 warrants (each a "Preference Warrant" and collectively, the "Preference Warrants" and, together with the Preference Shares, the "Preference Securities"); the Preference Warrants entitling the holder thereof to purchase an aggregate of 4,950,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company. The Preference Shares and Preference Warrants are more fully described in Schedule B hereto. The Preference Shares are to be issued pursuant to the Certificate of Designation of the Company in substantially the form attached hereto as Exhibit A and the Preference Warrants are to be issued pursuant to a warrant agreement dated as of January 27, 1999 (the "Preference Warrant Agreement"), between the Company and Bankers Trust Company, as warrant agent (the "Preference Warrant Agent") in substantially the form attached hereto as Exhibit A. Under the Preference Warrant Agreement, the Purchaser will have certain preemptive rights in relation to the Company's Common Stock. Preference Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

      Concurrently, the Company has entered into a separate purchase agreement (the "Chase Purchase Agreement") for the sale of an aggregate of 5,000 of the Company's Series B Cumulative Preference Shares (the "Series B Preference Shares") and 5,000 Warrants (the Chase

Warrants") to purchase and aggregate of 550,000 shares of Common Stock to Mr. Arnold Chase, Ms. Cheryl A. Chase and Ms. Rhoda Chase (collectively, the "Chase Purchasers"). The Chase Warrants will be issued pursuant to the Preference Warrant Agreement. The Series B Preference Shares and the Chase Warrants being sold to the Chase Purchasers are sometimes hereinafter referred to as the "Chase Securities."

      The holders of Preference Shares and the Series B Preference Shares will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit C with such changes as shall be agreed to by the parties hereto and the Chase Purchasers (the "Preference Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Preference Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Preference Shares and the Series B Preference Shares under the Securities Act of 1933, as amended (the "1933 Act").

      The holders of Preference Warrants and the Chase Warrants will be entitled to the benefits of a Preference Warrant Registration Rights Agreement in substantially the form attached hereto as Exhibit D, with such changes as shall be agreed to by the parties hereto and the Chase Purchasers (the "Preference Warrant Registration Rights Agreement") which provides for the registration of the Preference Warrants and the Chase Warrants under the 1933 Act under certain circumstances set forth therein.

      Pursuant to the terms of the Preference Securities, investors that acquire Preference Securities may only resell or otherwise transfer such Preference Securities if such Preference Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Commission).

      The Company has prepared and will deliver to the Purchaser, on the date hereof or the next succeeding day, copies of an offering memorandum dated January 22, 1999 which was prepared by the Company in connection with the sale of Preference Securities. "Preference Offering Memorandum" means with respect to any date or time referred to in this Agreement, the final Preference Offering Memorandum (including any amendment or supplement thereto) including exhibits thereto and any documents incorporated by reference, which has been prepared and delivered by the Company to the Purchaser in connection with the sale of Preference Securities.

      Simultaneously with the execution of this Agreement , the Company is entering into a separate purchase agreement (the "Note Purchase Agreement") for the sale of 256,800 the Company's units (the "Note Units"), each Note Unit consisting of $1,000 aggregate principal amount at maturity of the Company's
14 1/2 Senior Discount Notes due 2009 (the "Notes") and four warrants (each a "Note Warrant" and collectively, the "Note Warrants" and, together with the Note Units and the Notes, the "Note Securities"). The Note Warrant entitle the holders thereof to purchase an aggregate of 1,813,665 shares of Common Stock. The Notes are to be


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

issued pursuant to an indenture dated as of January 27, 1999 (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee") and the Note Warrants are to be issued pursuant to a warrant agreement dated as of January 27,1999 (the "Note Warrant Agreement") between the Company and Bankers Trust Company, as warrant agent (the "Note Warrant Agent"). The holders of the Note and the Note Warrants will be entitled to the benefits of two Registration Rights Agreements (the "Note Registration Rights Agreement" and the "Note Warrant Registration Rights Agreement", respectively) which provide for the registration of the Notes and the Note Warrants under the 1933 Act under certain circumstances set forth therein. The Indenture, the Note Warrant Agreement, the Note Registration Rights Agreement and the Note Warrant Registration Rights Agreement are sometimes referred to herein as the "Note Agreements."

      All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Preference Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information, if any, which are incorporated by reference in the Preference Offering Memorandum.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Purchaser as follows:

            (i) Similar Offerings. The Company and its Affiliates (as defined in
      Section 1(a)(xxxv)) have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Preference Securities in a manner that would require the Preference Securities to be registered under the 1933 Act.

            (ii) Preference Offering Memorandum. Neither of its date nor as of the Closing Time the Preference Offering Memorandum, including any amendment or supplement thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Preference Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

            (iv) Financial Statements. The financial statements, together with the related schedules and notes, of the Company included in the Preference Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Preference Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Preference Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Preference Offering Memorandum.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preference Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than transactions entered into in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preference Offering Memorandum and to enter into and perform its obligations under this Agreement, the Preference Warrant Agreement, the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Certificate of Designation, the Note Securities, the Note Agreements, and the Preference Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii) Corporate Standing of Designated Subsidiaries. Each subsidiary of the Company that (i) is a "significant subsidiary" (as that term is defined in Regulation S-X under the 1933 Act) or (ii) that holds any valid permits or licenses to operate the cable television business in Poland or a digital direct-to-home business uplinking from the

      United Kingdom is listed on Schedule C hereto (each subsidiary listed on Schedule C hereto is hereinafter referred to as a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries"), and has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Preference Offering Memorandum and is not required to be qualified as a foreign corporation to transact business or to own or lease property in any jurisdiction where it owns or leases property or transacts business; except as otherwise disclosed in the Preference Offering Memorandum or in Schedule C, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for (i) in the case of any Polish limited liability company, any statutory liability for taxes, (ii) the pledge of 3,583,457 shares of Polska Telewizja Kablowa Warszawa S.A. and of 2,514,291 shares of Polska Telewizja Kablowa Krakow S.A. held by Poland Cablevision (Netherlands) B.V. ("PCBV") and 2,400 shares of Polska Telewizja Kablowa Lublin S.A. held by Poltelkab Sp. z o.o. as security for the loan of $6.5 million granted on August 28, 1996 by the American Bank in Poland to Poland Communications, Inc. ("PCI"), and (iii) the pledge of 1,818 shares of Szczecinska Telewizja Kablowa Sp. z o.o. ("SzTK") for the security of certain obligations undertaken by PTK Szczecin Sp. z o.o. ("PTK Szczecin") with respect to the sellers of those shares (collectively, the "Share Pledges"); none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the statute or by-laws (or other similar organizational documents) of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party. The subsidiaries of the Company other than the Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (viii) Restrictions on Payments of Dividends. There are no restrictions (legal, contractual or otherwise) on the ability of the Designated Subsidiaries to declare and pay dividends or make any payment or transfer of property or assets to their shareholders other than those referred to in the Preference Offering Memorandum and except for (i) restrictions relating to the Share Pledges, (ii) encumbrances on certain assets of Telewizja Kablowa GOSAT Sp. z o.o. ("GOSAT") consisting of the transfer of title to such assets as security for the loan of $0.5 million granted on October 7, 1996 by Polski Bank Rozwoju (which was bought by Bank Rozucju Eksportu S.A. in July of 1998) to GOSAT, and (iii) the restrictions discussed in Schedule D to the Indenture (collectively, the "Asset Encumbrances").

            (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company at September 30, 1998 was as set forth under the caption "Capitalization" under the heading "Actual" in the Preference Offering Memorandum and, as of the date hereof, there has been no material change in the authorized, issued and outstanding capital stock since the date of the Preference Offering Memorandum other than (i) issuances of shares of Common Stock upon the exercise of options disclosed to be outstanding in the Preference Offering Memorandum and (ii) the authorization and issuance of the Preference Securities, the Series B Preference Shares, the Chase Warrants and the Note Securities as described in the Preference Offering Memorandum. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (xi) Authorization of the Preference Registration Rights Agreement. The Preference Registration Rights Agreement has been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company and, when executed and delivered by the Purchaser and the Chase Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (xii) Authorization of the Certificate of Designation and the Preference Shares. The Certificate of Designation has been duly authorized by the Board of Directors of the Company and, at the Closing Time, will have been duly filed with the Secretary of State of Delaware. The Preference Shares have been duly authorized by the Company for issuance and sale to the Purchaser pursuant to this Agreement and the Preference Shares when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and the Purchaser will receive title to the Preference Shares free and clear of all liens and encumbrances. The security holders of the Company have no preemptive rights with respect to the Preference Shares.

            (xiii) Authorization of the Preference Warrant Agreement. The Preference Warrant Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when duly executed and delivered by the Preference Warrant Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xiv) Authorization of the Preference Warrants. The Preference Warrants have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when executed and issued in the manner provided for in the Preference Warrant Agreement and delivered against payment of the purchase price therefor as provided in this Agreement, (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) will be in the form contemplated by, and entitled to the benefits of, the Preference Warrant Agreement and the Preference Warrant Registration Rights Agreement.

            (xv) Authorization of the Preference Warrant Shares. The shares of Common Stock issuable upon exercise of the Preference Warrants (the "Preference Warrant Shares") have been duly authorized and reserved by the Company and, when executed by the Company and countersigned by the Preference Warrant Agent and issued and delivered upon exercise of the Preference Warrants in accordance with the terms of the Preference Warrants and the Preference Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

            (xvi) Authorization of the Preference Warrant Registration Rights Agreement. The Preference Warrant Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when executed and delivered by the Purchaser and the Chase Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally, (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (xvii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when executed and delivered by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the waiver contained in Section 514 thereof may be unenforceable due to interests of public policy.

            (xviii) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Note Registration Rights Agreement.

            (xix) Authorization of the Note Registration Rights Agreement. The Note Registration Rights Agreement has been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company and will, when executed and delivered by the Initial Purchasers, constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency .(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (xx) Authorization of the Note Warrant Agreement. The Note Warrant Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when duly executed and delivered by the Note Warrant Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xxi) Authorization of the Note Warrant Registration Rights Agreement. The Note Warrant Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when executed and delivered by the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally, (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by .federal and state securities laws and public policy considerations.

            (xxii) Description of the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Preference Shares, the Preference Warrants, the Common Stock, the Preference Warrant Agreement, the Chase Securities, the Note Securities, and the Note Agreements. The Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Preference Shares, the Preference Warrants, the Common Stock, the Preference Warrant Agreement, the Chase Securities, the Note Securities and the Note Agreements will conform in all material respects to the respective statements relating thereto contained in the Preference Offering Memorandum and will be in substantially the respective forms previously delivered to the Purchaser.

            (xxiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (1) in violation of its charter or statute, as applicable, or by-laws (or other similar organizational documents), (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except as described in the Preference Offering Memorandum and except for such defaults that would not result in a Material Adverse Effect or (3) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except as described in the Preference Offering Memorandum; and the execution, delivery and performance of this Agreement, the DTC Agreement, the Preference Warrant Agreement, the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Certificate of Designation, the Preference Securities, the Note Securities, the Note Agreements, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any Designated Subsidiary in connection with the transactions contemplated hereby or thereby or in the Preference Offering Memorandum and the consummation of the transactions contemplated herein and in the Note Purchase Agreement and the Preference Offering Memorandum (including the issuance and sale of the Preference Securities and the Note Securities and the use of the proceeds from the sale of the Preference Securities and the Note Securities as described in the Preference Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or statute, as applicable, or by-laws (or other similar organizational documents) of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, assuming that the Purchaser complies with all of its obligations under Section 6 hereof. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

            (xxiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (xxv) Absence of Proceedings. Except as disclosed in the Preference Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof, which would be required to be disclosed in the Preference Offering Memorandum (other than as disclosed therein) if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to adversely affect the properties or assets of the Company or any of its subsidiaries in a manner that is material and adverse to the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated by this Agreement, the Preference Warrant Agreement, the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Certificate of Designation, the Preference Securities, the Note Securities or the Note Agreements, or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Preference Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xxvi) Possession of Intellectual Property. Except as disclosed in the Preference Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them. Except as disclosed in the Preference Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than (A) under the 1933 Act and the rules and regulations thereunder with respect to the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Note Registration Rights Agreement, the Note Warrant Registration Rights Agreement, and the transactions contemplated thereunder, (B) under the securities or "blue sky" laws of the various states and (C) the Polish Anti-Monopoly Act) is necessary or required (x) for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Preference Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Preference Warrant Agreement, the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Note Registration Rights Agreement, the Note Warrant Registration Rights Agreement, or the Preference Offering Memorandum or (y) to permit the Company to (1) effect payments of dividends on or redemption of the Preference Shares, or
      (2) perform its other obligations under the Certificate of Designation, the Preference Warrant Agreement, the Preference Warrant Registration Rights Agreement, the Note Registration Rights Agreement, and the Note Warrant Registration Rights Agreement.

            (xxviii) Possession of Licenses and Permits. Except as disclosed in the Preference Offering Memorandum, the Company and its subsidiaries possess such permits, licenses, approvals, concessions, consents and other authorizations (including, without limitation, all permits required for the operation of the business of the Company and its subsidiaries by the Republic of Poland and the United Kingdom) (collectively, "Governmental Licenses") issued by the appropriate domestic or foreign regulatory agencies or bodies, other governmental authorities or self regulatory organizations necessary to conduct the business now operated by them or any business currently proposed to be conducted by them as described in the Preference Offering Memorandum; the Company and its subsidiaries, except as disclosed in the Preference Offering Memorandum and except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect, are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Preference Offering Memorandum and except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and except as disclosed in the Preference Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Company, except as described in the Preference Offering Memorandum, there exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by the Company or any of its subsidiaries with respect to the construction or operation of their respective businesses, which variation, suspension, cancellation or termination could reasonably be expected to have a Material Adverse Effect.

            (xxix) No Additional Documents. There are no contracts or documents of a character that would be required to be described in the Preference Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-3 under the 1933 Act, that are not described as would be so required. All such contracts to which the Company is party have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company.

            (xxx) Management Agreements. Each of the Management Agreements (as such term is defined in the Indenture) to which any subsidiary of the Company is a party has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and binding agreement of each of the parties thereto.

            (xxxi) Title to Property. The Company and its subsidiaries own no real property, except as described in the Preference Offering Memorandum and except for approximately 3,200 square meters of real property owned by a Designated Subsidiary, and have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Preference Offering Memorandum or
      (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Preference Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims as could not reasonably be expected to result in a Material Adverse Effect.

            (xxxii) Tax Returns. Except as disclosed in the Preference Offering Memorandum, the Company and its subsidiaries have filed all domestic and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings, and except for such claims as could not result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all domestic and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

            (xxxiii) Environmental Laws. Except as described in the Preference Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any domestic or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

            (xxxiv) Investment Company Act. The Company is not, and upon the issuance and sale of the Preference Securities, the Chase Securities and the Note Securities as herein contemplated and the application of the net proceeds therefrom as described in the Preference Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxxv) Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any subsidiary has made, any payment of the Company's funds or any subsidiary's funds or received or retained any funds (A) in violation of the Foreign Corrupt Practices Act, as amended, or (B) in violation of any other applicable law, regulation or rule (except, in the case of this clause (B), for such violations as could not reasonably be expected to result in a Material Adverse Effect) or that would be required to be disclosed in the Preference Offering Memorandum if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act.

            (xxxvi) Taxes on Subsidiary Indebtedness. Except as described in the Preference Offering Memorandum, as of the date hereof, no material income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in the Republic of Poland, imposed, assessed, levied or collected by the Republic of Poland or any political subdivision or taxing authority thereof or therein or on or in respect of principal, interest, premiums, penalties or other amounts payable under any indebtedness of any of the Company's subsidiaries held by the Company.

            (xxxvii) Insurance. Except as otherwise disclosed in the Preference Offering Memorandum, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses or similar industries in similar locations.

            (xxxviii) Rule 144A Eligibility. The Preference Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

            (xxxix) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Purchaser and the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Preference Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (xl) No Registration Required. Subject to compliance by the Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Preference Securities to the Purchaser in the manner contemplated by this Agreement, the Preference Warrant Agreement and the Preference Offering Memorandum to register the Preference Securities under the 1933 Act.

            (xli) Reporting Company. The Company is subject to, and has complied with all applicable reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

            (xlii) Funds. With the net proceeds of the sale of the Preference Securities and the Chase Securities pursuant to this Agreement and the Chase Purchase Agreement, respectively, the sales of the Note Securities pursuant to the Note Purchase Agreement and the sale of the Company's Series C Senior Discount Notes which was consummated on January 20, 1999, together with cash on hand, the Company has sufficient capital to fulfill its current business plan and to fund its commitments until the Company achieves positive cash flow from operations, subject to the matters disclosed in the Preference Offering Memorandum.

            (xliii) Subscribers. As of December 31, 1998, the Company had at least 675,000 basic cable subscribers and had sold approximately 125,000 Wizja TV packages to authorized retailers in Poland (as described in the Preference Offering Memorandum).

      (b Officers' Certificates. Any certificate titled "Officers' Certificate" or "Secretary's Certificate" signed by any officer of the Company or any of its subsidiaries which is delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

      SECTION 2. Sale and Delivery to the Purchaser; Closing.

      (a) Preference Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, at an aggregate purchase price of $45,000,000 (less a commission of $1,350,000), the aggregate number of Preference Shares and Preference Warrants set forth in Schedule A opposite its name.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Preference Securities shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Purchaser and the Company, at 9:00 A.M. on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Time").

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Purchaser for the account of the Purchaser of certificates for the Preference Securities to be purchased by it.

      (c) Qualified Institutional Buyer. The Purchaser represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

      (d) Denominations; Registration. Certificates for the Preference Securities shall be in such denominations and registered in such names as the Purchaser may request in writing at least one full business day before the Closing Time. The certificates representing the Preference Shares and the Preference Warrants shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Purchaser in the City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

      SECTION 3. Covenants of the Company. The Company covenants with the Purchaser as follows:

      (a) Preference Offering Memorandum. The Company, as promptly as possible, will furnish to the Purchaser, without charge, such number of copies of the Preference Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Purchaser may reasonably request.

      (b) Notice and Effect of Material Events. The Company will immediately notify the Purchaser, and confirm such notice in writing, of any filing made by the Company of information relating to the offering of the Preference Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction.

      (c) Reserved.

      (d) Reserved.

      (e) Reserved.

      (f) DTC and PORTAL. The Company will cooperate with the Purchaser and use its best efforts (i) to permit the Preference Securities to be eligible for clearance and settlement through the facilities of DTC and (ii) include quotation of the Preference Securities on PORTAL.

      (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Preference Securities in the manner specified in the Preference Offering Memorandum under "Use of Proceeds."

      (h) Reserved.

      (i) Notification of Current Accumulated Earnings and Profits. The Company will disclose its current and accumulated earnings and profits, if any, for each fiscal year in its annual report on Form 10-K so long as it is required to file such a report. Thereafter, the Company will provide such information to any holder of Preference Securities upon receipt of a written request from such holder.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Preference Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto,
(ii) the preparation, printing and delivery to the Purchaser of this Agreement, the Preference Warrant Agreement, the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement, the Certificate of Designation and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preference Securities,
(iii) the preparation, issuance and delivery of the certificates for the Preference Securities to the Purchaser, including any charges of DTC in connection therewith,

(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) any filing for review of the offering with the National Association of Securities Dealers (the "NASD"), and (vi) any fees payable to the NASD and any fees and expenses payable in connection with the initial and continued designation of the Preference Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

      (b) Termination of Agreement. If this Agreement is terminated by the Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Purchaser incurred through the date of termination.

      SECTION 5. Conditions of the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Opinions of Counsel for the Company. (i) At the Closing Time, the Purchaser shall have received two favorable opinions, each dated as of the Closing Time, of Baker & McKenzie, counsel for the Company, each in form and substance satisfactory to counsel for the Purchaser, one to the effect as set forth in Exhibit E hereto and one to the effect set forth in Exhibit F hereto and each to such further effect as counsel to the Purchaser may reasonably request.

            (ii) At the Closing Time, the Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Baker & McKenzie, Amsterdam, special Dutch counsel to the Company, in form and substance satisfactory to counsel to the Purchaser, to the effect set forth in Exhibit G hereto and to such other effect as counsel to the Purchaser may reasonably request.

            (iii) At the Closing Time, the Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Ashurst Morris Crisp, special English counsel to the Company, in form and substance satisfactory to counsel to the Purchaser, to the effect set forth in Exhibit H hereto and to such other effect as counsel to the Purchaser may reasonably request.

      (b) Opinion of United States Counsel for the Purchaser. At the Closing Time, the Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Purchaser, with respect to certain of the matters set forth in Exhibit E hereto and to such other effect as the Purchaser and such counsel may reasonably agree.

      (c) Opinion of Polish Counsel for the Purchaser. At the Closing Time, the Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Salans Hertzfeld & Heilbronn Sp. z o.o., special Polish counsel to the Purchaser, in form satisfactory to the

Purchaser with respect to certain of the matters set forth in paragraphs (i) through (vii), inclusive, of Exhibit F hereto.

      (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Preference Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Purchaser shall have received a certificate of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

      (e) Accountants' Comfort Letter. At the time of the execution of this Agreement and upon delivery of an underwriters' request for comfort letter (the "Request Letter") in form and substance satisfactory to KPMG Polska Sp. z o.o., the Purchaser shall have received from KPMG Polska Sp. z o.o. a letter dated such date, in form and substance satisfactory to the Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Purchaser with respect to the financial statements and certain financial information contained in the Preference Offering Memorandum. If the Purchaser is unable or unwilling to provider the Request Letter, at the time of the execution of this Agreement, the Purchaser shall have received from KPMG Polska Sp. z o.o. a letter dated such date, in form and substance satisfactory to the Purchaser, containing statements and information of the type ordinarily included in accountants' "agreed procedures letter" to the Purchaser with respect to the financial statements and certain financial information contained in the Preference Offering Memorandum.

      (f) Bring-down Comfort Letter. At the Closing Time, the Purchaser shall have received from KPMG Polska Sp. z o.o. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (g) Consummation of Sale of Chase Securities and Note Securities. The sale of the Note Securities and the sale of Chase Securities to the Chase Purchasers pursuant to the Chase Purchase Agreement shall have been consummated at the Closing Time.

      (h) PORTAL. At the Closing Time, the Preference Securities shall have been designated for trading on PORTAL.

      (i) Additional Documents. At the Closing Time, counsel for the Purchaser shall have been furnished with such documents and opinions as it may require for the purpose of enabling it to pass upon the issuance and sale of the Preference Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Preference Securities as herein contemplated shall be satisfactory in form and substance to the Purchaser and counsel for the Purchaser.

      (j) Execution of Agreements. At the Closing Time, the Preference Warrant Agreement, the Preference Registration Rights Agreement, the Preference Warrant Registration Rights Agreement and the Certificate of Designation, each in form and substance reasonably satisfactory to the Purchaser, shall have been duly executed and delivered and shall be in full force and effect.

      (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

      SECTION 6. Subsequent Offers and Resales of the Preference Securities.

      (a) Offer and Sale Procedures. The Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Preference Securities:

            (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Preference Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the 1933 Act). The Purchaser agrees that it will not offer, sell or deliver any of the Preference Securities in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Preference Securities in such jurisdictions.

            (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Preference Securities.

            (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank subsequent purchaser of a Preference Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Purchaser, be a Qualified Institutional Buyer.

            (iv) Subsequent Purchaser Notification. The Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Preference Securities from the Purchaser or affiliate, as the case may be, in the United States that the Preference Securities
      (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the 1933 Act or any successor provision thereunder) after the later of the date of original issue of the Preference Securities and (y) such later date, if any, as may be required under applicable laws except (1) to the Company or any of its subsidiaries, (2) inside the United States in accordance with
      (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Preference Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act, or (3) pursuant to an effective registration statement.

            (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Preference Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Preference Securities except as otherwise agreed by the Company and the Purchaser. Following the sale of the Preference Securities by the Purchaser to subsequent purchasers pursuant to the terms hereof, the Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

      (b) Covenants of the Company. The Company covenants with the Purchaser as follows:

            (i) Due Diligence. In connection with the original purchase of the Preference Securities, the Company agrees that, prior to any offer or resale of the Preference Securities by the Purchaser, the Purchaser and counsel for the Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries.

            (ii) Integration. The Company agrees that it will not and will cause its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Preference Securities by the Company to the Purchaser, (ii) the resale of the Preference Securities by the Purchaser to subsequent purchasers or (iii) the resale of the Preference Securities by such subsequent purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

            (iii) Rule 144A Information. The Company agrees that, in order to render the Preference Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Preference Securities remain outstanding, it will make available, upon request, to any holder of Preference Securities or prospective purchasers of Preference Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

            (iv) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Preference Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Preference Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933
      Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall cancel such Preference Securities.

      (c) Resale Pursuant to Rule 144A. The Purchaser understands that the Preference Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the 1933 Act. The Purchaser represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Preference Securities and will offer and sell Preference Securities as part of their distribution at any time only in accordance with Rule 144A under the 1933 Act or another applicable exemption from the registration provisions of the 1933 Act. The Purchaser agrees that, at or prior to confirmation of a sale of Preference Securities (other than a sale of Preference Securities pursuant to Rule 144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Preference Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

            "The securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons as part of their distribution at any time except in accordance with Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act."

      (d) Offers and Sales in Poland and The Netherlands. The Purchaser has advised the Company and hereby represents and warrants to and agrees with the Company that it will not offer or sell the Preference Securities in Poland except in accordance with Polish foreign exchange regulations under circumstances which do not constitute a public offering or distribution of securities under Polish laws and regulations. The Purchaser further agrees it will not offer or sell the Preference Securities in The Netherlands except under circumstances which do not constitute a public offering or distribution (aanbod buiten besloten kring) of securities under the laws and regulations of The Netherlands.

      (e) Offers and Sales in the United Kingdom. The Purchaser hereby represents, warrants and agrees that (i) it has not offered or sold and prior to the expiration of the period six months after the date of issue of the Preference Securities will not offer to sell by means of any document any Preference Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Preference Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on, and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Preference Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

      (f) Representation and Warranty of the Purchaser. The Purchaser represents and agrees that (i) it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Preference Securities, except with its affiliates or with the prior written consent of the Company;
(ii) it has received and carefully reviewed the Preference Offering Memorandum prior to the execution of this Agreement; (iii) it has been furnished by the Company during the course of this transaction with all information regarding the Company which it had requested or desired to know, all documents which could be reasonably provided have been made available for its inspection and review and it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering and any additional information which it had requested; (iv) except as set forth herein, no representations or warranties have been made to it by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, it is not relying on any information, other than that contained herein or in the Preference Offering Memorandum and the results of its independent investigation; (v) no person other than the Company has made any representations to the Purchaser concerning this Offering and the Purchaser has relied on no representations or documentation other than that supplied by the Company and in particular, for avoidance of doubt, the Purchaser is not relying on information supplied in connection with
(X) the concurrent sale of the Note Securities by the Initial Purchasers or (Y) the sale of the Company's Series C Senior Discount Notes which was consummated on January 20, 1999; (vi) it is purchasing the Preference Securities for investment purposes only for its account and not with any view toward a distribution thereof; and (vii) it has evaluated the risks of investing in the Preference Securities and has determined that the

Preference Securities are a suitable investment, and that it can bear the economic risk of this investment and can afford a complete loss of its investment.

      SECTION 7. Indemnification.

      (a) Indemnification of the Purchaser. The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preference Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Preference Offering Memorandum (or any amendment thereto).

      (b) Indemnification of the Company, Directors and Officers. The Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preference Offering

Memorandum in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Preference Offering Memorandum.

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the offering of the Preference Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Purchaser on the other hand in connection with the offering of the Preference Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preference Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Purchaser, bear to the aggregate initial offering price of the Preference Securities.

      The relative fault of the Company on the one hand and the Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 8, the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Preference Securities underwritten by it and distributed to the subsequent purchasers were offered to the subsequent purchasers exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 8, each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

      SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Preference Securities to the Purchaser.

      SECTION 10. Termination of Agreement.

      (a) Termination; General. The Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preference Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Republic of Poland or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or in Polish taxation affecting the Company or any subsidiary thereof or the transactions contemplated by the Preference Offering Memorandum, or currency exchange rates for the U.S. dollar into the Polish Zloty or exchange controls applicable to the U.S. dollar or the Polish Zloty, in each case the effect of which is such as to make it, in the judgment of the Purchaser, impracticable to market the Preference Securities or to enforce contracts for the sale of the Preference Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Polish, United States Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, sent by courier or express delivery company or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to the Purchaser at 23 Great Winchester Street, London EC2P 2AX

Great Britain, attention of Scott Lanphere. Notices to the Company shall be directed to it at One Commercial Plaza, Hartford, Connecticut 06103-3585, attention of Robert E. Fowler, III.

      SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preference Securities from the Purchaser shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                          Very truly yours,

                                          @ENTERTAINMENT, INC.

                                          By
                                              ----------------------------------
                                              Title:

CONFIRMED AND ACCEPTED,
      as of the date first above written:

MORGAN GRENFELL
PRIVATE EQUITY LIMITED,
on behalf of
MORGAN GRENFELL DEVELOPMENT
CAPITAL SYNDICATION LIMITED


By
   ------------------------
    Authorized Signatory

                                   SCHEDULE A

                                                Number of   Number of
                                                Preference  Preference
   Name                                           Shares     Warrants
   ----                                           ------     --------

Morgan Grenfell Private Equity Limited
on behalf of
Morgan Grenfell Development
Capital Syndication Limited..................     45,000       45,000

                                                  ------       ------

Total........................................     45,000       45,000
                                                  ======       ======

                                   SCHEDULE B

                              @ENTERTAINMENT, INC.

[Separately attached]

                                   SCHEDULE C

                         LIST OF DESIGNATED SUBSIDIARIES

1.    ETV Sp. z o.o.

2.    Telewizja Kablowa GOSAT Sp. z o.o.

3.    Ground Zero Media Sp. z o.o.

4.    Otwocka Telewizja Kablowa Sp. z o.o.

5.    Polska Telewizja Kablowa S.A.

6.    Polska Telewizja Kablowa Krakow S.A.

7.    Polska Telewizja Kablowa Lublin S.A.

8.    Polska Telewizja Kablowa Operator Sp. z o.o.

9.    Polska Telewizja Kablowa Szczecin Sp. z o.o.

10.   Polska Telewizja Kablowa Warszawa S.A.

11.   Poltelkab Sp. z o.o.

12.   Szczecinska Telewizja Kablowa Sp. z o.o.

13.   TV Kabel Sp. z o.o.

14.   At Entertainment Limited

15.   Poland Communications, Inc.

16.   Poland Cablevision (Netherlands) B.V.

17.   Sereke Holding B.V.

18.   Wizja TV Sp. z o.o.

19.   WPTS Sp. z o.o.

20.   @Entertainment Programming, Inc.

21.   ProCable Sp. z o.o.

                                                                       Exhibit A

                       FORM OF CERTIFICATE OF DESIGNATION

                              [Separately Attached]

                                                                       Exhibit B

                      FORM OF PREFERENCE WARRANT AGREEMENT

                              [Separately Attached]

                                                                       Exhibit C

                FORM OF PREFERENCE REGISTRATION RIGHTS AGREEMENT

                              [Separately Attached]

                                                                       Exhibit D

            FORM OF PREFERENCE WARRANT REGISTRATION RIGHTS AGREEMENT

                              [Separately Attached]

                                                                       Exhibit E

                 FORM OF UNITED STATES LAW OPINION OF COMPANY'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)(i)
                              [Separately Attached]

                                                                       Exhibit F

                 FORM OF POLISH LAW OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)(i)

                              [Separately Attached]

                                                                       Exhibit G

                   FORM OF OPINION OF COMPANY'S DUTCH COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(a)(ii)

                              [Separately Attached]

                                                                       Exhibit H

                  FORM OF OPINION OF COMPANY'S ENGLISH COUNSEL
                  TO BE DELIVERED PURSUANT TO SECTION 5(a)(iii)

                              [Separately Attached]